Exhibit 99.1

Press Release
www.shire.com

Director Declaration

March 14, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG) announces that its Non-Executive Director, William Burns, was appointed as a Non-Executive Director of Mesoblast Limited on March 6, 2014.

This disclosure is made pursuant to paragraph 9.6.14 of the UK Listing Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Laurie Stelzer	lstelzer@shire.com	+1 781 482 0733
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX